Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports Fourth Quarter and Full Year 2022 Financial Results

Record Year for Revenue and Profit
Fourth Quarter Results Reflected Revenue Push-Outs due to Scheduling Changes
Continued European Expansion
Guiding to Increased Adjusted EBITDA in 2023
Reiterating 2024 $300 Million Adjusted EBITDA Target

Full Year 2022 Financial Highlights:
(All financial result comparisons made are against the prior year period unless otherwise noted)
•Revenues of $1,824.4 million, up 50%
•Net income attributable to common shareholders of $94.9 million, up 35%
•GAAP EPS of $1.78, up 32%
•Non-GAAP EPS of $1.87, up 24%
•Adjusted EBITDA of $204.5 million, up 34%
•Fifth consecutive year of record revenue and profit
•Visibility from Projects, Assets and O&M is $6+ billion

Fourth Quarter 2022 Financial Highlights:
(All financial result comparisons made are against the prior year period unless otherwise noted)
•Revenues of $331.7 million, down 20%
•Net income attributable to common shareholders of $17.9 million, down 36%
•GAAP EPS of $0.34, down 36%
•Non-GAAP EPS of $0.35, down 34%
•Adjusted EBITDA of $41.3 million, down 15%

FRAMINGHAM, MA - February 27, 2023 - Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended December 31, 2022. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein.

“2022 was a great year and it marked Ameresco’s fifth consecutive year of record revenue and profit, growing revenue and adjusted EBITDA by 50% and 34%, respectively. This growth underscores the importance of our advanced clean technology portfolio, the strong fundamentals of our expanding markets, and our ability to consistently execute and capture additional market share. We ended the year with over $6 billion in visibility from the combination of our total project backlog, Energy Assets and O&M revenue backlog.

We made great strides in expanding our European footprint by winning of the transformative Bristol City Council decarbonization contract and acquiring a wind farm in Ireland. In addition, today we announced an agreement to acquire Enerqos Solutions S.r.l., a small but meaningful acquisition of an energy services company in Italy to further expand our European footprint. We anticipate further activity in Europe in 2023 as we continue to strategically extend our presence to take advantage of this large and growing market opportunity.

While execution remains strong, fourth quarter results reflected the push-out of revenue related to short term scheduling changes in implementation, supply chain issues and unplanned maintenance at two of our RNG facilities. In addition, utility and permitting delays impacted the timing of assets coming on-line. Despite the delays, we were able to place 24 MWe of Energy Assets in service during the quarter. We also added 32 MWe of new assets to our Assets in Development bringing the total to 470 net MWe.

Market demand conditions remain robust. In addition, we believe the recently enacted Inflation Reduction Act (IRA) will be the most transformational piece of legislation affecting our industry, further expanding our addressable market opportunities. We continue the dialogue with our customers as they assess how to prioritize and time their projects to optimize its impact.

The SCE projects progressed further in the quarter. We are continuing discussions regarding the applicability and scope of any force majeure relief resulting from COVID-19 and weather related delays. Our relationship with SCE continues to be cooperative, and we anticipate the projects to be in service and to achieve substantial completion milestones prior to the summer of 2023.

In the fourth quarter we were honored to be named a finalist in the S&P Global Platts 2022 Global Energy Awards for the Infrastructure Project of the Year and the Corporate Impact and Sustained Commitment categories. Platts highlighted our work at Fort Bragg, in collaboration with Duke Energy, to install the largest floating solar array in the Southeast,” concluded George P. Sakellaris, President and Chief Executive Officer.

Fourth Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue was 20% lower, driven by a 26% decrease in Project revenue. This decline primarily reflects the difficult comparisons to prior periods when we recognized significant revenue from the SCE projects. Energy Asset revenue declined 6% due to unscheduled maintenance at two of our RNG facilities, combined with lower RIN prices. O&M revenue increased 5% as the company continued to add long-term O&M contracts, especially on larger Federal government projects. Other revenue increased 16% primarily due to strength in integrated PV sales for remote power applications.

Gross margin of 18.6% reflects an increase from 17.1% in the previous year given the reduced contribution from the lower margin SCE projects. Net income attributable to common shareholders and adjusted EBITDA were $17.9 million and $41.3 million, respectively. The company ended the quarter with approximately $116 million of available cash. During the quarter, the Company also secured $137 million in project financing bringing the year’s total financing to over $468 million to continue supporting our growth.

(in millions)	4Q 2022			4Q 2021
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$247.2	$7.8	$15.5	$333.0	$11.4	$19.4
Energy Assets	$39.1	$7.0	$20.1	$41.8	$13.9	$24.7
O&M	$21.6	$2.0	$3.3	$20.5	$2.6	$3.9
Other	$23.8	$1.1	$2.3	$20.6	$0.3	$0.5
Total (2)	$331.7	$17.9	$41.2	$415.9	$28.2	$48.5

(1) Net Income represents net income attributable to common shareholders
(2) Numbers in table may not sum due to rounding.

($ in millions)	At December 31, 2022
Awarded Project Backlog (1)	$1,639
Contracted Project Backlog	$1,001
Total Project Backlog	$2,640

O&M Revenue Backlog	$1,231
Energy Asset Visibility (2)	$2,300
Operating Energy Assets	389 MWe
Ameresco's Net Assets in Development (3)	470 MWe

(1) Customer contracts that have not been signed yet
(2) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects.

(3) Net MWe capacity includes only our share of any jointly owned assets

Project Highlights
In the Fourth Quarter of 2022:

•The Company continued to expand its streetlight portfolio by signing new contracts in Philadelphia, PA, Memphis, TN, and Chandler, AZ. The Philly Streetlight Improvement Project is a comprehensive 120,000 LED streetlight, controls, and networking project. The street light modernization project in Chandler will replace their high-pressure sodium fixtures across the city with state-of-the-art LED fixtures and provide control and monitoring on these fixtures.
•Ameresco continued to expand its K-12 footprint across New York, adding more energy efficiency and solar projects to schools in Lakeland and Ossining. These schools will benefit with optimized learning environments for their students and teachers while saving money and reducing their carbon footprint.

•Ameresco’s team in Canada continued to expand its federal footprint with an 8.8MW solar project with the CFB Gagetown, and a 40+ facility energy efficiency project with CBSA and Transport Canada National.
•Ameresco continued to expand its C&I footprint with a new solar carport project in Buckeye, AZ. This project contracted with H&M Company will build solar carports for shaded parking and energy offset for a new distribution center for Ross Stores, Inc.

Asset Highlights
In the Fourth Quarter of 2022:

•Ameresco’s Assets in Development ended the quarter at 530 MWe. After subtracting Ameresco’s partners’ minority interests, Ameresco’s owned capacity of Assets in Development at quarter end was 470 MWe.
•The Company acquired an operating three-turbine 5MW wind farm in West County Cork, Ireland.
•The County of Maui awarded Ameresco the rights to the landfill gas at the County's Central Maui Landfill. Ameresco will build a landfill gas electric generating facility using 100% of the landfill gas available. Ameresco will design, engineer, construct, operate and maintain the 3.2 MW facility, which Ameresco will own.
•The Company and Bright Canyon Energy broke ground on the Kūpono Solar Project at Joint Base Pearl Harbor-Hickam. The 131-Acre 42MW solar plant and 42MW/168MWh battery storage project is designed to deliver clean, renewable energy to Hawaiian Electric’s (HECO) grid on the island of O‘ahu.

Summary and Outlook

“2022 was an outstanding year of record performance across key financial metrics. Our future opportunities remain compelling, and we expect the number and complexity of projects to continue to increase as the IRA’s incentives are expected to lead to an estimated $3.5 trillion in investment in new energy supply and infrastructure onto the grid, the majority of which will be renewable sources. Ameresco is well positioned to capture an increasing share of this opportunity given our proven track record of execution on these types of large and complex solutions as shown by our SCE and Bristol projects. These secular growth drivers, together with the breadth of our technological expertise and proven track record, underpin our confidence in Ameresco’s prospects. As we continue to position the company to capture the global growth opportunities on the horizon, we are pleased to reiterate our $300 million adjusted EBITDA target for 2024.

2023 guidance, included in the table below, anticipates adjusted EBITDA growth of 5% at the midpoint. We are pleased to be guiding to growth in adjusted EBITDA even as we face difficult revenue comparisons due to the large SCE projects. Our ability to continue to grow our adjusted EBITDA is a testament to our long term diversified business model, designed for our profitable and growing Energy Asset and O&M businesses to offset potential short-term timing-related volatility in the Projects business. We anticipate placing between 80 and 100 MWe of energy assets in service. This includes the three RNG plants we had expected to be mechanically complete by the end of 2022. Several additional RNG assets are in the late stages of development and we expect that 4 or 5 of these will come online during 2024. Our expected capex for 2023 is $325 million to $375 million, the majority of which we expect to fund with non-recourse debt.

We estimate first quarter revenue and adjusted EBITDA to be in the range of $220 million to $240 million and $20 million to $30 million, respectively and slightly positive non-GAAP EPS. We expect the remainder of the year to follow our normal cadence with progressive improvement throughout the year.

We look forward to welcoming analysts and institutional investors on May 11th to our London Investor Day. This event will feature presentations and panels by key executives from our leadership team. The conversations will focus on main growth opportunities. We also will be discussing Ameresco's existing European footprint and plans for expansion in that geography.” Mr. Sakellaris concluded.

FY 2023 Guidance Ranges
Revenue	$1.45 billion	$1.55 billion
Gross Margin	19.5%	20.0%
Adjusted EBITDA	$210 million	$220 million
Interest Expense & Other	$30 million	$35 million
Effective Tax Rate	10%	5%
Non-GAAP EPS	$1.80	$1.90
The Company’s guidance excludes the impact of any redeemable non-controlling interest activity related to tax-equity partnerships, one-time charges, asset impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss fourth quarter and full year 2022 financial results, business and financial outlook and other business highlights. Participants may access the earnings conference call by pre-registering here at least fifteen minutes in advance. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and Europe. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state, and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,200 employees providing local expertise in the United States, Canada, and Europe. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility and backlog, as well as estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, capital investments, other financial guidance, statements about our agreement with SCE including the impact of any delays, the closing of the Enerqos acquisition, and the impact of the IRA and macroeconomic conditions on our business, longer term outlook, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under signed contracts without delay and in accordance with their terms; demand for our energy efficiency and renewable energy solutions; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our ability to arrange financing to fund our operations and projects and to comply with covenants in our existing debt agreements; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy and the fiscal health of the government; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and cost of labor and equipment particularly given global supply chain challenges and global trade conflicts; our reliance on third parties for our construction and installation work; the addition of new customers or the loss of existing customers; the impact of macroeconomic challenges, weather related events and climate change on our business; global supply chain challenges, component shortages and inflationary pressures; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; cybersecurity incidents and breaches; and other factors discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$115,534	$50,450
Restricted cash	20,782	24,267
Accounts receivable, net	174,009	161,970
Accounts receivable retainage	38,057	43,067
Costs and estimated earnings in excess of billings	576,363	306,172
Inventory, net	14,218	8,807
Prepaid expenses and other current assets	38,617	25,377
Income tax receivable	7,746	5,261
Project development costs, net	16,025	13,214
Total current assets	1,001,351	638,585
Federal ESPC receivable	509,507	557,669
Property and equipment, net	15,707	13,117
Energy assets, net	1,181,525	856,531
Goodwill, net	70,633	71,157
Intangible assets, net	4,693	6,961
Operating lease assets	38,224	41,982
Restricted cash, non-current portion	13,572	12,337
Deferred income tax assets, net	3,045	3,703
Other assets	38,564	22,779
Total assets	$2,876,821	$2,224,821

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities	331,479	78,934
Accounts payable	349,126	308,963
Accrued expenses and other current liabilities	89,166	43,311
Current portion of operating lease liabilities	5,829	6,276
Billings in excess of cost and estimated earnings	34,796	35,918
Income taxes payable	1,672	822
Total current liabilities	812,068	474,224
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	568,635	377,184
Federal ESPC liabilities	478,497	532,287
Deferred income tax liabilities, net	9,181	3,871
Deferred grant income	7,590	8,498
Long-term operating lease liabilities, net of current portion	31,703	35,135
Other liabilities	49,493	43,176

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS - (Continued)
(In thousands, except share amounts)

	December 31,
	2022	2021
Commitments and contingencies:
Redeemable non-controlling interests, net	$46,623	$46,182
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2022 and 2021	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,050,157 shares issued and 33,948,362 shares outstanding at December 31, 2022, 35,818,104 shares issued and 33,716,309 shares outstanding at December 31, 2021	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2022 and 2021	2	2
Additional paid-in capital	306,314	283,982
Retained earnings	533,549	438,732
Accumulated other comprehensive loss, net	(4,051)	(6,667)
Treasury stock, at cost, 2,101,795 shares at December 31, 2022 and 2021	(11,788)	(11,788)
Stockholders’ equity before non-controlling interest	824,029	704,264
Non-controlling interests	49,002	—
Total stockholders’ equity	873,031	704,264
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$2,876,821	$2,224,821

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)
Revenues	$331,727	$415,893	$1,824,422	$1,215,697
Cost of revenues	270,131	344,580	1,533,589	985,340
Gross profit	61,596	71,313	290,833	230,357
Selling, general and administrative expenses	39,282	39,272	157,841	134,923
Operating income	22,314	32,041	132,992	95,434
Other expenses, net	7,397	3,611	27,273	17,290
Income before income taxes	14,917	28,430	105,719	78,144
Income tax expense (benefit)	(3,726)	(1,164)	7,170	(2,047)
Net income	18,643	29,594	98,549	80,191
Net income attributable to non-controlling interest and redeemable non-controlling interest	(708)	(1,388)	(3,623)	(9,733)
Net income attributable to common shareholders	$17,935	$28,206	$94,926	$70,458
Net income per share attributable to common shareholders:
Basic	$0.34	$0.55	$1.83	$1.38
Diluted	$0.34	$0.53	$1.78	$1.35
Weighted average common shares outstanding:
Basic	51,925	51,644	51,841	50,855
Diluted	53,332	53,018	53,278	52,268

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$98,549	$80,191
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	49,755	43,113
Depreciation of property and equipment	2,665	3,143
Amortization of debt discount and debt issuance costs	4,211	2,849
Amortization of intangible assets	1,858	321
Net increase in fair value of contingent consideration	1,614	—
Accretion of ARO	146	123
(Recoveries of) provision for bad debts	(382)	187
Impairment of long-lived assets / loss on disposal	937	1,901
Gain on sale of equity investments	—	(575)
(Earnings) loss of unconsolidated entities	(1,647)	118
Net (gain) loss from derivatives	(212)	240
Stock-based compensation expense	15,046	8,716
Deferred income taxes, net	3,918	(4,760)
Unrealized foreign exchange (gain) loss	(123)	142
Changes in operating assets and liabilities:
Accounts receivable	3,477	(15,953)
Accounts receivable retainage	4,716	(12,882)
Federal ESPC receivable	(259,499)	(249,728)
Inventory, net	(5,411)	(232)
Costs and estimated earnings in excess of billings	(272,629)	(113,192)
Prepaid expenses and other current assets	(3,182)	1,770
Project development costs	(685)	1,949
Other assets	(11,327)	(1,870)
Accounts payable, accrued expenses, and other current liabilities	36,155	83,473
Billings in excess of cost and estimated earnings	449	(693)
Other liabilities	(5,074)	(5,036)
Income taxes payable, net	(1,613)	4,389
Cash flows from operating activities	(338,288)	(172,296)
Cash flows from investing activities:
Purchases of property and equipment	(5,296)	(4,896)
Capital investment in energy assets	(304,596)	(170,277)
Capital investment in major maintenance of energy assets	(18,007)	(8,602)
Grant award proceeds for energy assets	—	774
Proceeds from sale of equity investment	—	1,672
Acquisitions, net of cash received	—	(14,928)
Contributions to equity investment	—	(9,000)
Loans to joint venture investments	(459)	—
Cash flows from investing activities	$(328,358)	$(205,257)

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from financing activities:
Proceeds from equity offering, net of offering costs	$—	$120,084
Payments of debt discount and debt issuance costs	(3,695)	(2,919)
Proceeds from exercises of options and ESPP	5,963	6,927
Proceeds from (payments on) senior secured revolving credit facility, net	137,900	(8,073)
Proceeds from long-term debt financings	468,476	185,994
Proceeds from Federal ESPC projects	238,360	159,216
Net proceeds for customer energy asset projects	14,341	2,033
Investment fund call option exercise	(839)	(1,000)
Contributions from non-controlling interest	32,706	—
(Distributions to) proceeds from redeemable non-controlling interests, net	(1,128)	1,399
Payments on long-term debt and financing leases	(161,857)	(98,200)
Cash flows from financing activities	730,227	365,461
Effect of exchange rate changes on cash	(747)	309
Net increase (decrease) in cash, cash equivalents, and restricted cash	62,834	(11,783)
Cash, cash equivalents, and restricted cash, beginning of year	87,054	98,837
Cash, cash equivalents, and restricted cash, end of year	$149,888	$87,054

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended December 31, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$7,791	$6,972	$2,040	$1,132	$17,935
Impact from redeemable non-controlling interests	90	618	—	—	708
Plus (less): Income tax provision (benefit)	538	(5,131)	573	294	(3,726)
Plus: Other expenses, net	2,402	4,563	173	259	7,397
Plus: Depreciation and amortization	710	12,568	247	323	13,848
Plus: Stock-based compensation	3,137	496	274	302	4,209
Plus: Restructuring and other charges	859	26	2	13	900
Adjusted EBITDA	$15,527	$20,112	$3,309	$2,323	$41,271
Adjusted EBITDA margin	6.3%	51.5%	15.3%	9.7%	12.4%

	Three Months Ended December 31, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$11,434	$13,911	$2,593	$268	$28,206
Impact from redeemable non-controlling interests	—	1,388	—	—	1,388
Plus (less): Income tax provision (benefit)	3,431	(5,429)	663	171	(1,164)
(Less) plus: Other (income) expenses, net	264	3,260	(3)	90	3,611
Plus: Depreciation and amortization	634	11,144	405	307	12,490
Plus: Stock-based compensation	3,551	446	219	219	4,435
Plus: Restructuring and other charges	81	6	1	1	89
Less: Gain on sale of equity investment	$—	$—	$—	$(571)	$(571)
Adjusted EBITDA	$19,395	$24,726	$3,878	$485	$48,484
Adjusted EBITDA margin	5.8%	59.2%	18.9%	2.4%	11.7%

	Year Ended December 31, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$49,646	$32,555	$8,765	$3,960	$94,926
Impact from redeemable non-controlling interests	90	3,533	—	—	3,623
Plus (less): Income tax provision (benefit)	15,853	(13,168)	2,798	1,687	7,170
Plus: Other expenses, net	10,592	15,499	528	654	27,273
Plus: Depreciation and amortization	3,029	48,589	1,160	1,500	54,278
Plus: Stock-based compensation	12,073	1,398	740	835	15,046
Plus: Restructuring and other charges	2,102	5	16	73	2,196
Adjusted EBITDA	$93,385	$88,411	$14,007	$8,709	$204,512
Adjusted EBITDA margin	6.3%	54.5%	16.5%	9.1%	11.2%

	Year Ended December 31, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$35,515	$26,197	$8,353	$393	$70,458
Impact from redeemable non-controlling interests	—	9,733	—	—	9,733
Plus (less): Income tax provision (benefit)	3,482	(7,774)	1,547	698	(2,047)
Plus: Other expenses, net	2,117	14,794	41	338	17,290
Plus: Depreciation and amortization	2,414	41,122	1,710	1,331	46,577
Plus: Stock-based compensation	6,607	1,031	530	548	8,716
Plus: Energy asset impairment	—	1,901	—	—	1,901
Plus: Restructuring and other charges	260	43	37	318	658
Less: Gain on sale of equity investment	—	—	—	(571)	(571)
Adjusted EBITDA	$50,395	$87,047	$12,218	$3,055	$152,715
Adjusted EBITDA margin	5.6%	57.6%	15.5%	3.7%	12.6%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$17,935	$28,206	$94,926	$70,458
Adjustment for accretion of tax equity financing fees	(27)	(27)	(116)	(116)
Impact from redeemable non-controlling interests	708	1,388	3,623	9,733
Plus: Energy asset impairment	—	—	—	1,901
Plus: Contingent consideration, restructuring and other charges	900	89	2,196	658
Less: Gain on sale of equity investment	—	(571)	—	(571)
Income tax effect of Non-GAAP adjustments	(645)	(2,421)	(983)	(3,063)
Non-GAAP net income	$18,871	$26,664	$99,646	$79,000

Diluted net income per common share	$0.34	$0.53	$1.78	$1.35
Effect of adjustments to net income	0.01	—	0.09	0.16
Non-GAAP EPS	$0.35	$0.53	$1.87	$1.51

Adjusted cash from operations:
Cash flows from operating activities	$(65,119)	$(55,952)	$(338,288)	$(172,296)
Plus: proceeds from Federal ESPC projects	64,495	45,031	238,360	159,216
Adjusted cash from operations	$(624)	$(10,921)	$(99,928)	$(13,080)

Other Financial Measures (In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
New contracts and awards:
New contracts	$315,250	$1,064,000	$973,050	$1,515,000
New awards (1)	$260,400	$1,080,000	$1,068,940	$1,798,000

(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2023
	Low	High
Operating income (1)	$132 million	$140 million
Depreciation and amortization	$59 million	$60 million
Stock-based compensation	$19 million	$20 million
Adjusted EBITDA	$210 million	$220 million
(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-

controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.